UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Seattle Genetics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Seattle Genetics Announces Change to Virtual Format for 2020 Annual Meeting

BOTHELL, Wash. – April 24, 2020 – Seattle Genetics, Inc. (Nasdaq: SGEN) announced today that, due to public health and safety concerns related to the coronavirus (COVID-19) pandemic, recommendations and orders from federal, state and local authorities, and to support the health and well-being of its shareholders, employees and others, Seattle Genetics is changing its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) to a virtual-only format.

The previously announced date and time of the Annual Meeting, Friday, May 15, 2020, at 11:00 a.m. Pacific Time, has not changed. Shareholders will not be able to attend the Annual Meeting in person.

Attending the Annual Meeting as a Shareholder of Record

Seattle Genetics’ shareholders of record as of March 19, 2020 (the “Record Date”) can attend the Annual Meeting by accessing the meeting center at www.meetingcenter.io/255948687 and entering the 15-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials previously received. The meeting password is SGEN2020.

Registering to Attend the Annual Meeting as a Beneficial Owner

Beneficial shareholders as of the Record Date (i.e. shares held in “street name” through an intermediary, such as a bank or broker), must register in advance to vote at the Annual Meeting. To register, shareholders must obtain a legal proxy from the holder of record and submit proof of legal proxy reflecting the number of shares of Seattle Genetics common stock held as of the Record Date, along with name and email address, to Computershare at legalproxy@computershare.com. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. Eastern Time on May 11, 2020. Shareholders will then receive a confirmation of registration with a control number by email from Computershare. At the time of the Annual Meeting, beneficial shareholders can visit www.meetingcenter.io/255948687 and enter the control number and the meeting password, SGEN2020.

Attending the Annual Meeting as a Guest

Guests may enter the Annual Meeting by clicking on the “I am a Guest” button after entering the meeting center at www.meetingcenter.io/255948687 and entering the information requested on the following screen.

Asking Questions

If you are attending the Annual Meeting as shareholder of record, beneficial owner or as a guest, questions can be submitted by accessing the meeting center at www.meetingcenter.io/255948687.

Voting Shares

Shareholders of record and registered beneficial owners will be able to vote their shares electronically during the Annual Meeting by clicking on the “Cast Your Vote” link on the Meeting Center site.

Whether or not shareholders plan to virtually attend the Annual Meeting, Seattle Genetics urges them to vote and submit their proxy in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting.

The proxy card included with any proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote shares in connection with the Annual Meeting.

List of Shareholders

A list of shareholders of record will be available during the Annual Meeting for inspection by shareholders of record for any purpose germane to the Annual Meeting at www.meetingcenter.io/255948687.

About Seattle Genetics

Seattle Genetics, Inc. is a global biotechnology company that discovers, develops and commercializes transformative cancer medicines to make a meaningful difference in people’s lives. ADCETRIS® (brentuximab vedotin) and PADCEVTM (enfortumab vedotin-ejfv) use the company’s industry-leading antibody-drug conjugate (ADC) technology. ADCETRIS is approved in certain CD30-expressing lymphomas, and PADCEV is approved in certain metastatic urothelial cancers. TUKYSATM (tucatinib), a small molecule tyrosine kinase inhibitor, is approved in certain HER2-positive metastatic breast cancers. The company is headquartered in Bothell, Washington, and is located in California, Switzerland and the European Union. For more information on our robust pipeline, visit www.seattlegenetics.com and follow @SeattleGenetics on Twitter.

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CONTACTS:

Investors:

Peggy Pinkston

(425) 527-4160

ppinkston@seagen.com

Media:

Monique Greer

(425) 527-4641

mgreer@seagen.com